InspireMD Schedules Conference Call to Discuss Recent Developments, Preliminary Sales Results and Proposals for Upcoming Shareholder Meeting

Tel Aviv—January 3, 2018 - InspireMD, Inc. (NYSE AMER:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that it will host a conference call on Wednesday, January 10th at 10:00 a.m. Eastern Time to discuss recent developments, preliminary unaudited fourth quarter 2017 sales results, and proposals under consideration for the upcoming shareholder meeting. A link to the Company’s definitive proxy statement is available at: https://www.sec.gov/Archives/edgar/data/1433607/000149315217015034/def14a.htm.

The conference call will be available via telephone by dialing toll free 877-407-0782 for U.S. callers or +1 201-689-8567 for international callers, or on the Company’s Investor Relations section of the website: http://www.inspiremd.com/en/investors/investor-relations/.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight January 24, 2018, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 23561.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com